UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 22, 2016
Date of Report (Date of earliest event reported)

FMC Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5875 N. Sam Houston Parkway W., Houston, Texas	77086
(Address of principal executive offices)	(Zip Code)
(281) 591-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of FMC Technologies, Inc. (the "Company") dated July 20, 2016 and filed with the Securities and Exchange Commission on July 20, 2016 which announced its financial results for the fiscal quarter ended June 30, 2016. Subsequent to the filing of the Form 8-K on July 20, 2016, the Company identified a reclassification adjustment that affected the reporting of depreciation and amortization on its unaudited condensed consolidated statement of cash flows for the six months ended June 30, 2016. The adjustment reflects an $11.2 million increase in "depreciation and amortization" and an equal and corresponding decrease in "other" in the operating section of the statement of cash flows. Net cash provided by operating activities and the net increase in cash during the six months ended June 30, 2016 remains unchanged.
The reclassification adjustment on our unaudited condensed consolidated statement of cash flows did not affect our unaudited condensed consolidated statements of income, business segment data, condensed consolidated balance sheets, or any non-gaap presentations provided in the Current Report on Form 8-K dated and filed on July 20, 2016.
Revised condensed consolidated statements of cash flows for the six months ended June 30, 2016 and 2015 is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	FMC Technologies, Inc. Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2016 and 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

By: /s/ Jay A. Nutt
Dated: July 22, 2016	Name: Jay A. Nutt
Title: Vice President, Controller and Treasurer